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                                EXHIBIT NUMBER 8

                           SUBSIDIARIES OF THE COMPANY

CONSOLIDATED PRINCIPAL SUBSIDIARY                                     JURISDICTION OF INCORPORATION
---------------------------------                                     -----------------------------
Double Happiness Tyre Industries Corporation Limited                  The People's Republic of China
Hangzhou Zhongce Rubber Co., Limited                                  The People's Republic of China
Yinchuan C.S.I. (Greatwall) Rubber Co., Limited                       The People's Republic of China
Hangzhou Fu Chun Jiang Chemical Industrial Co., Limited               The People's Republic of China
Orion Tire Corporation                                                The United States of America
Orion (B.V.I.) Tire Corporation                                       British Virgin Islands
Container Limited                                                     British Virgin Islands
CSI Rubber Industries Limited                                         Hong Kong Special Administrative Region
Century Lead Limited                                                  British Virgin Islands
Capital Canton Limited                                                British Virgin Islands
Leading Returns Limited                                               British Virgin Islands
Sincere Ocean Limited                                                 British Virgin Islands
Ventures Kingdom Limited                                              British Virgin Islands
Wealth Faith Limited                                                  British Virgin Islands
Million Good Limited                                                  British Virgin Islands
Easy Legend Limited                                                   British Virgin Islands
Great Windfall Agents Limited                                         British Virgin Islands
Honest Map Limited                                                    British Virgin Islands
Supreme Solutions Limited                                             British Virgin Islands





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